Exhibit 10.3

REPUBLIC OF COLOMBIA

CIVIL AERONAUTICS

Special Administrative Unit

RENTAL CONTRACT NUMBER SOAR 0011 04

LANDLORD: U.A.E. CIVIL AERONAUTICS

LESSEE: AEROVIAS NACIONALES DE COLOMBIA S.A. AVIANCA

“AVIANCA” NIT (Tributary Identification Number): 890.100.577

OBJECT: PROPERTY RENTAL- AIR LIFT

AREAS	Item	Area

	Parking lot	12,487.69 m²

	Platform	16,743.50 m²

	Land	86,730.19 m²

	Terminal Building	10,500.74 m²

	Total	126,462.72

DESTINATION:	TERMINAL FOR PASSENGER DISPATCH, PLATFORM FOR AIRCRAFTS, VEHICLE PARKING PLACE, ACCESS ROADS, HANGAR, WORKSHOP AND WAREHOUSES

MONTHLY WORTH:	$484,315,285 discriminated as follows:
$452,631,109 monthly rent

$ 31,684,178 Value Added Tax

TOTAL WORTH:	$ 11,623,566,888 discriminated as follows:
$ 10,863,146,616 rental value

$ 760,420,272 Value Added Tax

TERM:	TWO (2) YEARS

LOCATION:	INTERNATIONAL AIRPORT “ELDORADO” OF BOGOTA C.D. CITY

Among the subscribers, SILVIA FERNANDEZ DE CASTRO, of legal age, domiciled in Bogotá, C.D., with citizenship identity card No. 41.638.219 issued in Bogotá, whom, as GENERAL MANAGER OF THE ELDORADO AIRPORT acts in name of and in representation of the SPECIAL ADMINISTRATIVE UNIT OF THE CIVIL AERONAUTICS, specialized entity, of technical character, ascribed to the Ministry of Transportation, with legal entity, administrative autonomy and independent patrimony, according to the delegation of functions established in Resolution number 01583 as of April 30th, 2004, whom for the purpose of the present document will be known as the LANDLORD on one side, and on the other side, FRANCISCO MENDEZ GARCIA, of legal age, identified with citizenship identity card No. 79.158.664 issued in Usaquén, whom, as legal representative, acts in the name of and in representation of AEROVIAS NACIONALES DE COLOMBIA S.A. “AVIANCA S.A.”, legal person, constituted as a corporation by public deed number 2374 as of December 5th, 1919, issued at the Notary Second of the circle of Barranquilla and registered at the Third Court of the same city, modified on several opportunities, being its last amendment that included in public deed number 1714 as of April 11th, 2002, issued at the Notary 18th of Bogotá´s circle, presently active, as is stated in the Certificate of Existence and Legal Representation issued by the Chamber of Commerce of Barranquilla, duly authorized to enter into the present contract by its Directive Board, whom, for the purposes of this contract will be called the LESSEE, who also expressly declares, under oath, that neither him nor the legal person he is representing is immersed in any cause of inability or incompatibility as specified in article 8 of Law 80 of 1993, have agreed in entering into the present rental contract which will be ruled by the said law, its regulatory regulations, the pertinent dispositions included in the Civil and Commercial Codes, Resolutions numbers 3379 of June 3rd, 1996 and 2883 of July 4th, 1999 and all other regulations which may clarify, modify, amend or derogate them from time to time, previous the following considerations: 1) that the 26th of June of 2000 the rental contract number 0036 00 was entered into by the AEROCIVIL and the company AEROVIAS NACIONALES DE COLOMBIA S-A- “AVIANCA S.A.”, over the airlift terminal which was comprised by two adjacent pieces of land, according to maps drawn by AEROCIVIL, which are part of said contract. 2) That, by communication No.

1070010000-378 of April 12, 2002, the company AVIANCA S.A. stated its interest in continuing with the use of the rented area as a consequence of the impossibility of AEROCIVIL to allow it to concentrate the integrated operation of THE COMPANIES AVIANCA S.A. and S.A.M. at the international terminal of the ELDORADO airport. 3) That in order to initiate the internal proceedings for the renewal of the contract the concepts of viability and convenience were requested to the Infrastructure Direction, to the General Management of the Eldorado Airport and to the Security Division, all which were positive. 4) That the Director of Corporate Services and Buying of the company AVIANCA S.A., through communication number 1053000 030 as of November 8, 2002 let be known that the company is capable of assuming the costs of the rental appraisal of the Air Lift Terminal and neighboring areas. 5) That the GENERAL MANAGEMENT OF THE ELDORADO AIRPORT with letter number 1120 0595 of May 20, 2004 asked the LONJA COLOMBIANA (Real Estate Association) to prepare the appraisal of the rental value of the AIR LIFT TERMINAL, which was sent to the company on May 25, 2004, over a total area of 126,482.72 square meters and with a value of $484,805,579 pesos. 6) That with letter number 5403 635 dated June 3rd, 2004 the General Management of the Eldorado Airport delivered the original copy of the rental contract for the Air Lift Terminal to the company AVIANCA. 7) That with letter number 1000201000 0091 of June 15th, 2004 the legal representative of the airline AVIANCA S.A. increases his unconformity for the amount of the appraisal since the constructions of hangars 1 and 2 were included with their workshops, warehouses and offices which do not belong to AEROCIVIL, reason why, he asked for a pronouncement from the Entity on this respect, as the review of the rental appraisal. 8) That with letter No. 1120 0733 of June 24, 2004, the entity recommended, after conducting the pertinent study. To exclude from the rental contract the improvements which do not belong to the entity and to request from the LONJA COLOMBIANA an amendment of the rental appraisal in order to determine the value of the land where they are built”. 9) The General Management of the International Eldorado Airport, with letter No. 1120 0739 of June 25, 2004, requested to the Lonja Colombiana to disaggregate or separate from the rental appraisal the constructions on the piece of land and to specify the rental value of the said land and the total monthly rental. 10) That, by letter of July 6, 2004 the expert appraiser delivered to the entity the value of the monthly rent in $452,631,109. 11) That owing to the above, (the parties) proceed to enter into the contract, which will be ruled by the commercial and civil regulations and by Law 80 of 1993 and the following clauses:

FIRST: OBJECT. THE LANDLORD delivers in rental to the LESSEE, and the latter receives at the same title, the property called Air Lift Terminal located at the northern side of the Eldorado Avenue at the height of 108th street, within the lands which actually are part of the International Airport “Eldorado” of Bogotá, D.C.

SECOND: AREA. The total area of the property which is delivered by the present contract is defined as a business unit and has a space of ONE HUNDRED TWENTY-SIX THOUSAND FOUR HUNDRED EIGHTY-TWO POINT SEVENTY-TWO SQUARE METERS (126,482.72 m²), it is comprised by two adjacent pieces of land, according to adjunct maps prepared by the Real Estate Administration Group on December 2002, which are part of the present contract, discriminated and within the following boundaries: On the NORTH: starting at point TPA1 and heading east in a straight line until reaching point TPA2 at a distance of fifty four point ninety eight (54.98 M) lineal meters; from this point heading north in straight line up to reaching point TPA3 at a distance of ten point twelve (10.12 m) lineal meters, from this point heading west in straight line up to point TPA4 at a distance of one hundred twenty-four point twenty-eight (124.28 M) linear meters bordering with freight warehouse No. 165, platform and taxiway. SOUTH: starting from point TPA5 going west in a straight line until reaching point TPA6 at a distance of sixty-two point fifty-seven (62.57 M) linear meters, from this point heading south and in a curved line until reaching point TPA7 at a distance of forty-five point fifteen (45.15 M) linear meters, from this point heading south and in a straight line until reaching point TPA8 at a distance of thirty-five point zero eight (35.08 M) linear meters, from this point going south and in curved line until reaching point TPA9 at a distance of seventeen point sixty-six (17.66 M) lineal meters bordering green security area, heliports, from this point heading west and in straight line until reaching point TPA10 at a distance of eighty-one point forty-five (81.45 M) linear meters, from this point going west and in a straight line until reaching point TPA11 at a distance of nine point eighty-seven (9.87 M) linear meters, from this point heading west and in a straight line until reaching point TPA12 at a distance of thirty-six point sixty-four (36.64 M) linear meters, from this point heading south and in a straight line until reaching point TPA13 at a distance of four point twenty-eight (4.28 M) linear meters, from this point heading west and in a straight line until reaching point TPA14 at a distance of seven point forty-seven (7.47 M) linear meters, from this point heading south and in a straight line until reaching point TPA15 at a distance of twenty-seven point ninety-two (27.92 M) linear meters bordering in all this extension with security zone taxiway kilo (K), from this point heading west and in a straight line until reaching point TPA16 at a distance of sixty-two point fifty-two (62.52 M) lineal meters bordering plot number L-170 rented by Central Charter; from this point heading south and in a straight line until reaching point TPA17 at a distance of twenty-nine point nineteen (21.19 M) linear meters, from this point heading south and in a straight line until reaching point TPA18 at a distance of nine point twelve (9.12 M) linear meters bordering vehicle access to the Air Lift Terminal. On the EAST: Heading south from point TPA4 in a straight line until reaching point TPA5 at a distance of four hundred thirty-eight point ninety (438.90 M) linear meters bordering security zone taxiway Foxtrot (F) and on the WEST: parting from point TPA18 heading north in a straight line until reaching point TPA19 at a distance of two hundred twenty-three point thirty (223.30 M) linear meters, from this point heading north in a straight line until reaching point TPA20 at a distance of seven point seventy-four (7.74 M) linear meters, from this point heading north in a straight line until reaching TPA21 at a distance of six point thirty-one (6.31 M) linear meters, from this point heading north in a straight line until reaching TPA22 at a distance of eleven point thirty seven (11.37 M) linear meters, from this point heading north in a straight line until reaching TPA23 at a distance of eight point twenty five (8.25 M) linear meters, from this point heading north in a straight line until reaching TPA24 at a distance of twenty-five point twenty-nine (25.29 M) linear meters, from this point heading north in a straight line until reaching TPA25 at a distance of fourteen point ninety-nine (14.99 M) linear meters, from this point heading north in a straight line until reaching TPA26 at a distance of twelve point fifty three (12.53 M) linear meters, from this point heading north in a straight line until reaching TPA27 at a distance of nine point ninety-nine (9.99 M) linear meters, from this point heading north in a straight line until reaching TPA28 at a distance of nine point ninety-two (9.92 M) linear meters with border parallel to the Eldorado Avenue. From this point heading north in a straight line until reaching TPA29 at a distance of twenty seven point ninety-seven (27.97 M) linear meters bordering the Air Lift Terminal vehicle exit, from this point heading north in a straight line until reaching TPA30 at a distance of forty-nine point ten (49.10 M) linear meters bordering parallel to the Eldorado Avenue, from this point heading east and in a straight line until reaching point TPA31 at a distance of twenty-five point thirty-eight (25.38 M) lineal meters, from this point heading north and in a straight line until reaching point TPA32 at a distance of thirteen point zero five (13.05 M) linear meters, from this point heading north in a straight line until reaching point TPA33 at a distance of twenty point eighty seven (13.87 M) linear meters, from this point heading north in a straight line until reaching point TPA34 at a distance of fifteen point zero eight (15.08 M) linear meters, heading north 15 in a straight line until reaching point TPA35 at a distance of thirteen point sixty-three (13.63 M) linear meters, from this point heading north in a straight line until reaching point TPA36 at a distance of sixteen point ninety-eight (16.98 m) linear meters, from this point heading north in a straight line until reaching point TPA37 at a distance of thirteen point fourteen (13.14 M) linear meters, from this point heading north in a straight line until reaching point TPA38 at a distance of fourteen point seventy (14.70 M) linear meters¸ from this point heading north in a straight line until reaching point TPA39 at a distance of eleven point zero four (11.04 M) linear meters, from this point heading north in a straight line until reaching point TPA1 at a distance of thirty nine point thirty five (39.35 M) linear meters, bordering the green zone, a parallel to the Eldorado Avenue. This property comprises two pieces of land which are contiguous and adjacent, separated by an imaginary broken line, which starts at point AC1 located at the bus parking lot up to point AC22 located at the border of the access platform with the security zone with the Foxtrot taxiway. PARAGRAPH ONE: The total area of the property being delivered in rental by the present contract, are integrated in one business unit and include land and constructions, except the constructions of the building annex next to the Air Lift Terminal and the hangar constructions with their warehouses, workshops and offices which, since they were not built by AEROCIVIL, do not belong to the latter and thus are delivered as land. Likewise, it is understood that the internal public access road to the Air Lift with its sidewalks, the internal vehicle access road, the common areas of the Terminal’s commercial zone, the departing lounges (and) the luggage areas are also included in the rental areas. The Foxtrot road security zone, which due to airport operation or security for the normal operation of the Eldorado International Airport, are not object of commercial exploitation by the LESSEE under this contract, but they are delivered, without damage to any operational use AEROCIVIL may give them, without affecting the right of use by the LESSEE. PARAGRAPH TWO: The uses of the areas comprised by this contract may vary according to the operational, commercial and service needs of the terminal and of the LESSEE, provided that the aeronautic service is not impaired. These being so, the LESSEE expressly waives before the LANDLORD, any judicial authority or arbitration tribunal, to invoke a right of change in the rental value due to any change in the destination or use of the areas inside the Air Lift Terminal, except in the event that the LANDLORD reduces the area object of the contract. PARAGRAPH THREE: With the present contract, the exclusive use of all the contract areas is being given to the LESSEE who has the mere possession, and the LANDLORD is keeping all rights derived from their ownership. Thus, the LANDLORD may cease all contract effects and request the restitution of all areas at any moment for the purpose of enlargement, remodeling, implementation or development of the Master Plan or when any of the causes stipulated in the fourth or twentieth clause of the present contract are incurred in, without having to pay any indemnity whatsoever and without prejudice to the right held by LESSEE to obtain from the LANDLORD the areas required by the latter in order to guarantee his operation.

THIRD: DESTINATION. The property which is the object of the present rental contract have one destination of Airport Services; thus the LESSEE will set them aside, only and exclusively for the ATTENTION OF NATIONAL FLIGHTS OF THE AIRLINES AVIANCA AND SAM, PASSENGER DISPATCH TERMINAL, ITS ENTREPRENEURIAL OFFICES, EXPLOITATION OF COMMERCIAL AREAS, AIRCRAFT PLATFORM, VEHICLE PARKING, ACCESS ROADS, HANGAR, WORKSHOP AND WAREHOUSES.

PARAGRAPH ONE: Due to the location and destination of the property, and for security reasons, it is expressly prohibited to the LESSEE: a) to allow the internal access of non authorized personnel in areas different to those rented; b) Infringe the rules on Regulation of Aerodromes or the dispositions included in the National Program of Airport Security of the International “Eldorado” Airport and related provisions. C) Allow the use of the rented areas to other natural or legal persons, without prejudice to the necessary use which has to be made by other companies hired to support the LESSEE’S operation and the authorized uses by the sub let of areas of commercial premises. D) Every action or default which, given its nature, may represent or cause any security risk in the rented areas, in the airport or for the aerial operation. PARAGRAPH TWO: External advertising is only permitted with the commercial name of the LESSEE with whom the present contractual relationship is established.

FOURTH: TERM OF THE CONTRACT. The term of this contract is of TWO (2) YEARS starting from the date of signature of this contract. PARAGRAPH: In the event the LESSEE desires to continue using the property which is the object of the rental, he must state his interest in writing to the LANDLORD, with anticipation no less than three (3) months previous to its termination date. Once the request is filed, the LANDLORD will state his acceptance or rejection within three (3) months following the petition and, in case the LESSEE does not receive an answer from the LANDLORD, the contract will be deemed extended for a period of three (3) months successively, without exceeding the term initially agreed upon.

FIFTH: DELIVERY OF THE PROPERTY. The property which is the object of the rental, through the present contract, has been occupied by the LESSEE through Rental Contract No. BO AR 0036 00, thus there is no need to make a delivery act, nor inventory, and the present legal business substitutes in all its parts the Rental Contract No. BO AR 0036 00 entered into between the SPECIAL ADMINISTRATIVE UNIT CIVIL AERONAUTICS and the company AEROVIAS NACIONALES DE COLOMBIA S.A. “AVIANCA S.A.”

SIXTH: RESTITUTION. The LESSEE must restitute the property which is the object of the present contract in the events prescribed in the Fourth, Fourteenth and Twentieth clauses of the present contract and in the other causes in which specifically the property must be restituted. In any case, the property must be restituted in the same state as it was delivered, except for natural deterioration caused by the legitimate use and enjoyment and without of the application of Clause Thirteen related to improvement management. For such purposes, a Restitution Act will be prepared and signed, as well as the inventory of goods belonging to the LANDLORD, documents which will be subscribed by the General Manager of the “Eldorado” Airport or a functionary commissioned for said purpose by the LANDLORD, and by the LESSEE, within thirty (30) calendar days following the occurrence of the generating event.

SEVENTH: VALUE OF THE CONTRACT AND PAYMENT FORM. For all legal and fiscal effects, the total value of the present contract is the amount of ELEVEN BILLION SIX HUNDRED TWENTY-THREE MILLION, FIVE HUNDRED SIXTY-SIX THOUSAND EIGHT HUNDRED EIGHTY-EIGHT PESOS ($11,623,566,888) LEGAL TENDER, amount which is discriminated as follows: TEN BILLION EIGHT HUNDRED SIXTY-THREE MILLION ONE HUNDRED FORTY-SIX THOUSAND SIX HUNDRED SIXTEEN PESOS ($10,863,146,616) COLOMBIAN LEGAL TENDER, as the value of the rental payment and SEVEN HUNDRED SIXTY MILLION, FOUR HUNDRED TWENTY THOUSAND TWO HUNDRED SEVENTY-TWO PESOS ($760,420,272) LEGAL TENDER as valued added tax IVA, without including readjustments. Payment of rent will be caused from the date of subscription of the present contract, will be paid in monthly fees of FOUR HUNDRED EIGHTY- FOUR MILLION THREE HUNDRED FIFTEEN THOUSAND TWO HUNDRED EIGHTY-SEVEN PESOS ($484,315,287) LEGAL TENDER, amount which is discriminated in the following way: FOUR HUNDRED FIFTY-TWO MILLION SIX HUNDRED THIRTY-ONE THOUSAND ONE HUNDRED NINE PESOS ($452,631,109) LEGAL TENDER as the value of the monthly rental fee and the amount of THIRTY ONE MILLION SIX HUNDRED EIGHTY-FOUR THOUSAND ONE HUNDRED SEVENTY-EIGHT PESOS ($ 31,684,178) LEGAL TENDER as value added tax, IVA. These amounts will be automatically increased every twelve (12) months, from the date of the subscription of the contract, in the same proportion in which the National Government increases the Monthly Minimum Wage.

PARAGRAPH ONE: The LESSEE undertakes to pay the rental fee every month in anticipation, within the five (5) initial calendar days of the contract month, clarifying that the LANDLORD receives the rental fee at the cashier of the Unit, presently located on the second floor of the Eldorado International Airport, with public attendance every day including Saturdays, Sundays and holidays. The corresponding monthly fee must be paid in the offices of the Paymaster or Cashier of the Unit which are located in the “Eldorado” International Airport of Bogotá D.C. or in the place or account notified by the LANDLORD to this effect.

PARAGRAPH TWO: In the event that the monthly rental fee of the value of the public services are paid by the LESSEE by a check presented on time and not paid due to the latter´s fault, the latter undertakes to pay to the LANDLORD, together with the immediately following rental fee, twenty per cent (20%) of the amount of the check, established as penalty, previous notice from the LANDLORD to the LESSEE of the devolution of the title by the bank and without damage of the LANDLORD persecuting the indemnity for the damages this event may cause him, by the common ways, according to what is established in article 731 of the Commerce Code. In any case, the payment will only be reputed as made in the moment in which it becomes effective and thus, the LESSEE incurs in arrears in the payment, which may give way to the anticipated termination of the present contract and the immediate restitution of the property which is the object of the rental.

PARAGRAPH THREE: in the event the payment of the amount imposed as a penalty for the devolution of the check, as specified in the previous paragraph, is not made, the LESSEE authorizes the LANDLORD to debit it from the monthly rental fee of the following month to be paid.

PARAGRAPH FOUR: According to what is established in Resolution Nos. 03379 of June 03, 1996 and 02883 of July 27, 1999, the rental fee hereby agreed upon, was determined based on the rental appraisal as of May 25, 2004, appraisal practiced by the LONJA COLOMBIANA.

EIGHTH: SERVICES. The property which is given in rental by this contract, has the infrastructure for public services of water, sewage, electric energy, cleaning, waste collection (and) vigilance, all of which will be totally on the account of the LESSEE. The LANDLORD is not responsible for irregularities that may occur in the performance of said services. Likewise, the LESSEE assumes the costs which may be required for the installation of the public service meters.

PARAGRAPH ONE: The consumption of electric energy, water, sewage, national and international telephone service, incurred through the utilization of the LANDLORD´S central systems must be paid by the LESSEE, monthly, previous invoicing issued by the LANDLORD for these concepts. For such effect, the regulatory fees for such services from the SPECIAL ADMINISTRATIVE UNIT OF THE CIVIL AERONAUTICS or the entity which may assume its functions in the future, will apply.

PARAGRAPH TWO: In relation to waste collection, waste must be deposited by the LESSEE in the stationary boxes available for such purposes or, in the absence of these, he must follow the instructions given by the LANDLORD and other rules in force on the subject, undertaking to pay the fees which are established for such effect. In any case, the costs incurred for this concept will be paid by the LESSEE to the natural or legal persons who render the service or to the LANDLORD when the latter hires directly the service for the airport. Likewise, and according to what is stated in the Airport Operations Manual and other dispositions on the matter, the LESSEE accepts and undertakes to pay to the LANDLORD the amount the Special Administrative Unit of the Civil Aeronautics determines for waste transfer.

PARAGRAPH THREE: In relation to the vigilance service, the LESSEE must establish it according to its own assessment of the existent security needs in the matter, applying the regulations of the National Security Program and Airport Operations in force. Nevertheless, the employees performing such services must be directly hired by the LESSEE through a company specialized in the matter, dully authorized by the Superintendency of Private Vigilance and Security.

NINTH: LATE PAYMENT INTERESTS. Payments made on a different date from that stipulated in clauses seven and eight of this contract, will result in the charge of late payment interests, equivalent to one point five (1.5) times the annual interest rate certified by the Bank Superintendency for ordinary credits, calculated per month or fraction and liquidated at the rate in force at the payment date; in any case, this late payment interest may not exceed the limits established as usury. At the same time, it will entitle the LANDLORD to immediately cease the effects of this contract and to demand judicially or extra judicially the immediate restitution of the property.

PARAGRAPH: THE LESSEE expressly waives any requirements to constitute him in arrears, as well as any retention rights which the Law may grant him at any title, over the property object of this contract, rights to which are not waived by the LANDLORD.

TENTH: WARRANTIES. To guarantee the general compliance of the obligations derived from this contract, the LESSEE undertakes to constitute at his cost and in favor of the LANDLORD, through an Insurance Company or Commercial Bank legally established in Colombia, a Unique Warranty Policy of the contract and of the obligations derived from it, for a sum equivalent to thirty five per cent (35%) of the total value of the same, which must be valid during the contract term referred to in Clause Four of the contract and six (6) additional months.

PARAGRAPH ONE: the LESSEE undertakes to adjust every year such warranties in the percentage in which the rental fee is adjusted. Likewise, in the event this contract is extended, such warranties shall be modified according to the term of the corresponding extension and readjustment of the rental fee.

PARAGRAPH TWO: the compliance policy must be delivered by the LESSEE in office 313 of the “Eldorado” international airport, Group of Real Estate Administration of the Special Administrative Unit of Civil Aeronautics, within the ten (10) calendar days following the signature of the present contract, for the corresponding study and approval by the LANDLORD. In the same term, counted as of the initiation of the extension, the Certificate of Modification of the policy must be delivered for its study and approval.

ELEVENTH: THE LESSEE must keep up to date his obligations before the Integral Social Security System (Family Compensation agencies, National Apprenticeship Service- SENA and Colombian Institute of Family Wellbeing- ICBF) and parafiscal payments. The non compliance of this shall be cause for the imposition of successive fines until compliance is completed, previous verification of the amount in arrears through liquidation made by the administration entity. When during the performance of the contract or at the date of its liquidation there appears to be persistence in the non compliance for four months, the State Agency will apply the unilateral termination of the contract.

TWELFTH: For all effects derived from the present contract, only the instructions given by the entitled functionary according to the internal regulations of the Special Administrative Unit of the Civil Aeronautics will have binding force.

THIRTEENTH: LOCATIVE REPAIRS AND IMPROVEMENTS. DEFINITION. According to article 1998 of the Civil Code, LOCATIVE REPARATIONS are those which, according to what is customary, are on the account of the LESSEE and in general those kinds of deterioration which ordinarily are produced by the LESSEE´S or negligence of his dependents and deterioration due to normal use, all of which will be on the account of the LESSEE. IMPROVEMENTS are all types of constructions and, in general, any civil, architectural, electric, hydraulic, telephone work, etc., executed by the LESSEE at his own account and risk, whom, with no exception, must present to the LANDLORD for his approval the project and plans of the works to be executed, signed or endorsed by dully registered professionals. The LANDLORD reserves itself the right to approve or not the request presented and, in the event that he approves it, the destination stated in clause Three of this contract will be taken into account, as well as the existing technical infrastructure and the Airport Master Development

Plan. In any case, the authorization given to that effect by the LANDLORD is strictly understood to be ruled according to what is stipulated in articles 1823 and 1824 of the Commerce Code and in no moment implies any pact, agreement or commitment from the LANDLORD to pay to the LESSEE the value of the constructions or works executed by the latter. Once the execution of the works is approved by the LANDLORD, the latter will designate a supervisor, whom, besides supervising the execution of the works will present a detailed report of the executed works. The technical specifications of the works to be conducted will be detailed in the authorization given by the LANDLORD for such purpose. Thus, if the LESSEE executes works without previous authorization or in breach of what is being authorized, the LANDLORD will command the immediate withdrawal, and this event will constitute a sufficient cause to terminate this contract in anticipation. In any case, the parties clarify understand and state, that the constructions or improvements will only render serviceability, benefit and comfort to the LESSEE and are not necessary nor useful for the LANDLORD. Thus, there will be no compensation or indemnity whatsoever for this concept.

PARAGRAPH ONE: REMOVABLE IMPROVEMENTS. Removable improvements are those which can be withdrawn without deterioration of the normal conditions of the property object of the rental. For such purposes, the LESSEE has thirty (30) working days, from the termination of this contract to withdraw them. After this term, if the LESSEE has not withdrawn said improvements, these will become the property of the LANDLORD without any indemnity.

PARAGRAPH TWO: FIXED IMPROVEMENTS. Fixed improvements are those which cannot be withdrawn because they imply deterioration in the construction conditions of the property object of the rental or the existing technical infrastructure will be affected, thus they accrue to the property object of the rental, at the end of the term agreed upon, becoming the property of the LANDLORD without any indemnity. The parties agree, understand and thus declare that these works, even though they were authorized by the LANDLORD, only produce benefits, serviceability and/or comfort to the LESSEE who executes them on his account and at his risk; that they are not necessary, useful nor relevant for the LANDLORD. In consequence, there will not be any indemnity or compensation whatsoever for this subject, in compliance of articles 1993 of the Civil Code and 1823 and 1824 of the Commercial Code.

PARAGRAPH THREE: The LESSEE will perform, on his own account and at his risk, the locative reparations ordered by law, in accordance to what is established in articles 2028, 2029 and 2030 of the Civil Code.

PARAGRAPH FOUR: the adaptations presently required by the property object of the rental must be previously authorized by the LANDLORD and will be executed by the LESSEE at his own account and risk.

PARAGRAPH FIVE: the damages and prejudice that the LESSEE causes on the occasion of the repairs, adaptations or improvements executed by him, will be of his exclusive responsibility.

PARAGRAPH SIX: the equipment, artifacts, implements and/or other goods or elements which the LESSEE requires and which are not included in the Inventory of Goods, shall be provided by the LESSEE and are of his exclusive property. In consequence, they can be withdrawn at the end of the contract, within the term established in paragraph one of the present clause and there will be no indemnity or compensation whatsoever by the LANDLORD in the event they are not withdrawn within that term.

PARAGRAPH SEVEN: the equipment, artifacts, implements and in general, the goods or elements delivered to the LESSEE in the Inventory of goods, must be returned to the LANDLORD in the same condition as they were delivered, except for the natural deterioration caused by their use and enjoyment. The maintenance, care and conservation of these goods will be in the exclusive charge of the LESSEE and in no case would there be new supplies or replacements of goods or elements by the LANDLORD.

PARAGRAPH EIGHT: the improvements which belong to the LESSEE which comprise the constructions of the building annex next to the Air Lift Terminal and the constructions of the hangar with its warehouses, workshops and offices located in the hangar zone, may be withdrawn by the LESSEE at the termination of the contract, as he chooses, unless there is an agreement to buy them with the LANDLORD.

FOURTEENTH: RELOCATIONS. If, according to the enlargement, remodeling, execution of a master plan, performance of earthquake resistance works or the smooth operation of the service, the LANDLORD requires his installations or properties, by this clause, he is empowered to obtain the restitution of the area object of the present contract and to relocate, transitorily or definitely the LESSEE in another sector, at the decision of the LANDLORD without there being any indemnity. For such purpose, a written notice to the LESSEE, communicating such decision, with no less than three months in advance, will be sufficient.

SINGLE PARAGRAPH: if the LESSEE does not accept the conditions of the new location and the objections cannot be solved by direct settlement between the LANDLORD and the LESSEE, after a negotiation period which may not exceed 15 days, the contract will be terminated and the areas object of the contract will be restituted, without any indemnity by the LANDLORD for this cause.

FIFTEENTH: SUPERVISION. The supervision, inspection and /or verification of the compliance of the obligations derived from this contract will be in charge of the General Manager of the “Eldorado” International Airport according to what is established in Resolution No. 297 of January 30th, 2002 and other dispositions which rule the matter. In consequence, (the General Manager) may, at any time, perform directly or through the functionaries of the Real Estate Administration Group, dependency ascribed to the Management of the Eldorado airport of the Special Administrative Unit Civil Aeronautics, inspections to the rented area, notifying in writing, to the LESSEE, the observations and irregularities presented, (and) the suggestions and recommendations needed for a better service or area functioning, which must be immediately complied by the LESSEE. Failure to comply with the aforesaid is sufficient cause to terminate the present contract in an anticipated form, resulting in the immediate restitution of the property.

SIXTEENTH: AIRPORT SECURITY DISPOSITIONS. THE LESSEE expressly undertakes to comply with the dispositions on airport functioning and restructuring, with the National Airport Security Plan, with the Local Plan of the “Eldorado” airport security, with the Airport Operational Manual of the “Eldorado” and all other internal regulations of the Special Administrative Unit of the Civil Aeronautics related to the use or operation of the “Eldorado” International airport. In consequence, (the Lessee) undertakes to comply with said regulations and to pay to the LANDLORD the amount that the aeronautic authority determines in the regulations, proceedings and dispositions related to the operation of the said airport.

PARAGRAPH: THE LESSEE undertakes to comply with the dispositions of taxation character issued by the competent fiscal authority, related to the economic activity developed (by the lessee). Likewise, he undertakes to comply with the sanitary and environmental rules, according to what is established in Decrees number 1601 of 1984 and 3075 of 1997 or rules which modify or supplement them. In any case, any breach of the taxing, sanitary or environmental regulations is sufficient cause to terminate in anticipation the present contract and request the restitution of the area.

SEVENTEENTH: PERSONNEL. The personnel hired by the LESSEE is considered in every sense as its labor dependants, thus, in no case would their conduct compromise the LANDLORD. THE LESSEE undertakes to deliver to the General Management of the “Eldorado” International Airport a list of the personnel under its dependency, adjoining copy of the respective identity document and indicating the job he/she is performing. Likewise, (the lessee) undertakes to inform about any replacement, in order that, the LANDLORD, if he considers it pertinent, may issue a card identifying them and authorizing them to enter into the rented area, if such is the case. Thus, the LESSEE is only responsible for the use his dependants make of the given card and for the obligations derived from it.

EIGHTEENTH: AIRPORT FUNCTIONING. THE LANDLORD warranties the use and functioning of the airport, but he may, at any moment close and /or restrict the access to it for the period he deems necessary, due to reasons of security or public order or by reasons of force majeure or acts of God, In consequence, for the purposes of this contract, the LANDLORD does not assume any responsibility before the LESSEE in relation to any disturbance, reduction or loss of the business or commercial activity as a result of such decision. The parties agree that for this case, there will be no indemnity.

NINETEENTH: TRANSFER AND SUBLETTING. It is prohibited to the LESSEE to transfer the contract, sublet or allow the total or partial use of the property object of the present contract to third parties, (and he may not) transfer its tenure without prior express authorization by the LANDLORD. In relation to the use by third party contractors which support the LESSEE´S operation, as well as the subletting of the commercial areas, this authorization is deemed as given with the subscription of this contract, since these are part of the business unit. In any case, the parties expressly agree that this contract will not be an integral part of any commercial establishment and thus, the eventual transfer of the commercial establishment, not only doesn´t transfer any rental right to the buyer, but it also constitutes sufficient cause for the anticipated termination of the present contract, resulting in the immediate restitution of the property. The LESSEE expressly undertakes to abstain from transferring, subletting, allowing the use by third parties, transferring the tenure under any title, except when there is authorization by the LANDLORD. For legal purposes, this stipulation is equivalent to the opposition referred to in subsection 3 of article 528 of the Commercial Code, in such a way that the responsibility of the LESSEE will not cease with the disposal of the commercial establishment, nor with the notice of its transference, not even with the registration of the transfer in the Mercantile Registry. This being so, the LESSEE is responsible for the use of the property and undertakes to indemnify the LANDLORD the damages that his conduct may cause and must pay for all the expenses which the restitution of the property demands.

TWENTIETH: CAUSES FOR ANTICIPATED TERMINATION OF THE CONTRACT. The following will be causes for the anticipated termination of the present contract, resulting in the immediate restitution of the property given in rental: a) When the demands of the public service so require or the public order situation imposes it. b) If, under the terms agreed upon in this contract, the LESSEE fails to pay the rental fee and other monetary obligations which are in his charge. c) When it is proven that the documentation delivered for the adjudication is fraudulent. d) When the properties are given a destination which differs from that agreed upon. e) By the denial, cancellation, expiration or loss of the permits or licenses required by the LESSEE to develop its company object or the activity to be performed in the leased properties. f) For reiterated infringements of the airport security and operational regulations, taxing, sanitary and/or environmental regulations established by the competent authorities. g) For transferring, subletting or allowing the use of the leased property to a third party without prior express authorization from the LANDLORD. h) For dissolution or liquidation of the legal person. i) When it is proven that the tenderer has acted as intermediary of third parties. j) For cessation of payments, bankruptcy or Judicial seizures of the contractor which affect the normal compliance of his obligations derived from the present contract, and for which the LANDLORD declares to know the existence of the present situation of the LESSEE within the process of the chapter eleven of the Bankruptcy Code of the United States. k) For contravening, with intention or gross fault, any legal regulation in force. l) For intentional breach of the regulations of Airport Security and /or Airport Operational Manual, as well as those included in the international covenants and treaties legally ratified by Colombia, (and or) by other internal dispositions of the Unit. m) For non compliance of any of the special obligations derived from this contract. n) For starting works without the previous and express authorization of the LANDLORD for the said purpose. o) For the occurrence of any cause of inability or incompatibility of the LESSEE not being possible the transfer of the contract according to what is prescribed in Article 9 of Law 80 of 1993. p) For providing deficient or poor services. q) For unjustifiably not using or abandoning the leased property during more than one (1) month. r) For destruction or deterioration of the property in such a way that its use is impossible. s) When ordered by law. t) For sale of the commerce establishment. u) When the LESSEE breaches the payment agreement signed with the entity, which is included in an appendix incorporated to the present contract. v) When the LESSEE breaches what is established in clause eleven of this contract. w) For special anticipated termination causes stated in this contract.

TWENTY FIRST: FINES. THE LANDLORD may impose successive fines to the LESSEE, equivalent to zero point five per cent (0.5%) and up to ten per cent (10%) of the total value of the contract, in case of breach by the latter of what is agreed upon in the present contract, as long as such non compliances does not constitute a cause for anticipated termination. PARAGRAPH ONE: If once the imposition of the fine is effected, the LESSEE repeats the conduct which caused it, such non compliance will be deemed as cause for anticipated termination of the contract. PARAGRAPH TWO. The fine referred to in the present clause will be imposed through an administrative act, dully motivated, which, once it is firm, will have executive merit.

TWENTY SECOND: PENALTY CLAUSE. The non compliance of the obligations of the LESSEE in virtue of the present contract, will result in the payment, in the benefit of the LANDLORD, of a sum equivalent to twenty per cent (20%) of the value of the contract which has not been executed at the moment the anticipated termination decision is made, as penalty clause independently of the anticipated estimate of the damages suffered by the LANDLORD and notwithstanding their additional charge, if they are greater.

TWENTY THIRD: In development of article 48 of Law 105 of 1993 and as an effect of the airport decentralization process, the LANDLORD may transfer, without the consent of the LESSEE, the present contract and the litigious rights derived from it to the legal Person who manages the Airport or the entity which assumes its functions in the future.

TWENTY FOURTH: DOCUMENTS. The following documents are part of this contract: a) the documents referred to in the considerations of the present contract. b) Localization map of the leased property prepared by the Real Estate Administration Group. c) Certifications of Existence and Legal representation of the LESSEE, (issued) by the Chamber of Commerce of Barranquilla.

TWENTY FIFTH: NOTIFICATIONS. The notifications that any party may have to give to the other must be given in writing to the following addresses: to the LANDLORD Management of “Eldorado” Airport- Real Estate Administration Group, “Eldorado” International Airport of Bogotá, D.C., third floor or place which may be notified in the future. To the LESSEE in the location of the leased property.

TWENTY SIXTH: CONTRACT EXECUTION. The present contract is deemed executed with voluntary agreement among the parties, which is manifested by its signature.

TWENTY SEVENTH: PUBLICATION IN THE UNIQUE CONTRACTING NEWSPAPER AND STAMP TAX. Once the present contract is subscribed, the LESSEE must proceed, within the following five (5) working days, to publish it in the Unique Contracting Newspaper and to pay the stamp tax, obligations which will be deemed complied with the presentation of the respective payment receipts.

TWENTY EIGHTH: the taxes, contributions, fees and/or fines which are generated by effect of or on occasion of the celebration or execution of the present contract will be all in charge of the LESSEE, who undertakes to pay them in the legal opportunity.

TWENTY NINTH: REQUISITES. Once subscribed the present contract, the LESSEE must proceed, within the following ten (10) calendar days, to deliver to the group of Real Estate Administration of Eldorado, the receipt of payment of the Stamp Tax and the receipt of payments of the publication rights. SINGLE PARAGRAPH: If at the expiration of the term stipulated in the present clause, the LESSEE has not fulfilled the requisites demanded, it is understood that the LESSEE desists from entering into the contract and in consequence, the present document has no validity or legal effect. The present contract substitutes contract BO AR 0036 00 subscribed between AEROCIVIL and the company AVIANCA S.A. The present contract is signed in Bogotá city D.C., on July 30th, 2004.

THE LANDLORD	LESSEE

/s/ SILVIA FERNADEZ DE CASTRO	/s/ FRANCISCO MENDEZ GARCIA
SILVIA FERNADEZ DE CASTRO	FRANCISCO MENDEZ GARCIA

C.C. No. 41.638.219	C.C. No. 79.158.664

General Manager of Eldorado Airport	Legal Representative

Civil Aeronautics	AVIANCA S.A.

Prepared by: Germán Gama Cubillos	0K
Revised Patricia de Castro Brando	R/ACEVEDO

Written on official stationary